Exhibit 99.2

SOUTHERN BANCORP, INC.
EMPLOYEE STOCK OWNERSHIP PLAN WITH 401(K) PROVISIONS

NOTICE OF RIGHT TO GIVE VOTING INSTRUCTIONS

To the participants in the Southern Bancorp, Inc. Employee Stock
Ownership Plan with 401(k) Provisions (the “Plan”):

Information About the Proposed Merger and the Shareholder Vote

A special meeting of the shareholders of Southern Bancorp, Inc. (“Southern”) will be held on November 21, 2006 to consider and vote on an Agreement and Plan of Reorganization, dated as of September 5, 2006, between Southern and United Community Banks, Inc. (“United”), pursuant to which Southern is to be acquired by United, as described in the proxy statement that accompanies this Notice.

As a shareholder of Southern, the Plan will be entitled to vote its shares in favor of or against the Agreement and Plan of Reorganization. The trustees of the Plan, Joe H. Daniell, J.E. Harty, John B. Harwell, Linda N. Hasty, Steven L. Holcomb, Susan McBerry, J. Edward Mulkey, Jr., A. McKoy Rose, John M. Sillay, Henley A. Vansant and Ben Walker are the owners of record of the shares, and, therefore, will vote the shares on the participants’ behalf at the special meeting of the shareholders.

Participant Right to Give Voting Directions. Because shares of Southern common stock are credited to your account under the Plan, you have the right to direct the Plan trustees how to vote the shares credited to your account with regard to the proposed Agreement and Plan of Reorganization. The trustees will then follow your direction in voting the shares credited to your account.

We do not know of any other business to be brought before the special meeting but it is intended that, if any other matters properly come before the special meeting, the trustees will vote upon such matters according to their judgment.

This Notice discusses information in addition to that provided in the proxy statement that will help you decide how to vote the shares allocated to your account. In addition, it describes how to direct the trustees to vote the shares in your account.

Additional Information for Plan Participants.

In addition to the information provided in the proxy statement attached to this Notice, the following information relates to the Plan, the 401(k) plan sponsored by Southern and its subsidiary, Southern National Bank, and your participation in retirement plans in the future if the Merger occurs.

Effect of the Merger on the Plan The Plan currently holds 308,513 shares that are allocated to participants’ accounts. Upon the merger, each share held by the Plan will be exchanged for shares of United stock as described in the proxy statement that accompanies this Notice. Your account in the Plan will be credited with the exchanged shares that relate to the Southern shares held by your account. (If the conversion of Southern shares for United shares results in partial shares, your account will be credited with only the whole United shares, and you will be given cash for your partial shares. See page 14 of the Proxy Statement.)

Merger of the Plan. Concurrently with the Merger, or soon thereafter, the Plan will be merged with and into the United Community Bank, Inc. Profit Sharing Plan (the “United Plan”). You will become a participant in the United Plan and all accounts in the Plan will be 100% vested.

Participation in the United Plan. The United Plan permits employees to contribute on a pre-tax basis up to 75% of their compensation. The employees’ contributions are matched on a dollar-for-dollar basis up to 5% of compensation. In addition, United may in its discretion make a profit sharing contribution at the end of the year, which is allocated to eligible participants who are employed at year end.

Voting Shares Allocated to Your Account.

As discussed above, the trustees of the Plan are the owners of record of the shares of Southern common stock held for your account in the Plan. As such, the trustees are the only ones who can vote your shares. However, pursuant to the terms of the Plan, you are entitled to direct the vote of shares credited to your account with respect to the proposal. The trustees will vote the shares credited to your account in accordance with your instructions.

A proxy statement describing the matters to be voted upon at the meeting has been delivered to you with this Notice. You should review this proxy statement before completing your Proxy.

Confidentiality of Vote. Your voting decision with respect to the Southern common stock credited to your account under the Plan will be kept confidential and will not be provided to Southern or the trustees. The trustees will retain the services of an adviser to ensure compliance with these confidentiality procedures. The adviser will tabulate the results of the vote, and provide the trustees with the aggregate voting information needed to vote the shares held by the Plan as directed by the participants.

How to Vote Shares Credited to You under the Plan. To instruct the trustees on how to vote the shares of Southern common stock credited to your account under the Plan, please complete, sign, and return the attached Proxy to the address indicated below. An envelope to return your Proxy is enclosed. You must return the Proxy by November 21, 2006 in order for the trustees to follow your instructions. If your Proxy is returned after that date, it will be treated as if it were never returned.

Please note that this request for voting instructions is separate from any proxy request you may receive with respect to any direct holdings you may have in Southern common stock outside of the Plan.

If the Proxy is properly completed, signed and returned, the shares allocated to your account under the Plan will be voted by the trustee for the Plan in accordance with your direction.

Incomplete or Unreturned Proxy. If:

▪	your Proxy is signed and returned without a voting direction
▪	your Proxy is not returned
▪	your Proxy is returned unsigned,

THE SHARES ALLOCATED TO YOUR ACCOUNT WILL BE NOT BE VOTED ON THE AGREEMENT AND PLAN OF REORGANIZATION, WHICH WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

If you direct the trustee to abstain from voting, the shares allocated to your account will not be voted on the Agreement and Plan of Reorganization, which will have the same effect as a vote AGAINST the merger.

In order for the votes to be tabulated and the information provided to the trustees in time to vote the Plan’s shares at the special meeting, your Proxy must be forwarded to Benefit Resources, Attn: Anne Sutton, 1419 Red Bend Cove, Collierville, TN 38017, by no later than November 21, 2006. Proxy received after that date will be treated as not returned.

If you have any questions regarding the voting procedure or your rights to direct the trustees to vote your shares in the Plan, please contact Priscilla D. Gamwell, Secretary of Southern, at (770) 424-2000.

PROXY SOLICITED BY THE TRUSTEES
OF THE
SOUTHERN BANCORP, INC.
EMPLOYEE STOCK OWNERSHIP PLAN WITH 401(K) PROVISIONS

The undersigned acknowledges receipt of the notice of the special meeting of stockholders of the Southern Bancorp, Inc. (the “Company”) to be held on November 21, 2006, and the accompanying proxy statement, and directs the trustees of the Southern Bancorp, Inc. Employee Stock Ownership Plan with 401(k) Provisions (the “Plan”) to vote in person or by proxy all of the shares of the Company’s common stock credited to the undersigned’s account under the Plan, upon the following matters:

	For	Withhold	Abstain
1. Approval of the Agreement and Plan of Reorganization, dated as of September 5, 2006, by and between United Community Banks, Inc. and Southern Bancorp, Inc.	☐	☐	☐
2. Other Matters to Come Before the Meeting.

If this Proxy is properly completed, signed and returned, the shares allocated to your account under the Plan will be voted by the trustee for the Plan in accordance with your direction. IF YOUR PROXY IS SIGNED AND RETURNED WITHOUT A VOTING DIRECTION, THE SHARES WILL NOT BE VOTED BY THE TRUSTEES ON THE AGREEMENT AND PLAN OF REORGANIZATION. IF YOUR PROXY IS NOT RETURNED OR IS RETURNED UNSIGNED, THE SHARES WILL NOT BE VOTED BY THE TRUSTEES ON THE AGREEMENT AND PLAN OF REORGANIZATION. If you do not vote or direct the trustee to abstain from voting, the shares will not be voted which will have the same effect of a vote against the proposal described above.

Please be sure to sign and date this Proxy in the box below	Date

Shareholder sign above	Co-holder (if any) sign above

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY IN THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED